UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2009

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2009, Dollar Financial Group, Inc. (the "Company"), a wholly owned subsidiary of Dollar Financial Corp. ("Dollar"), entered into a purchase agreement (the "Purchase Agreement") with (i) Military Financial Services, LLC, a Delaware limited liability company ("MFS"), and (ii) Southfield Partners, LLC, a Delaware limited liability company, Joseph S. Minor, Don Jacobs, Larry Mountford, and Robert H. Nelson (collectively, the "Sellers"), pursuant to which the Company has agreed to purchase from Sellers all of the outstanding membership interests of MFS (the "Acquisition").

MFS, which is headquartered in Lexington, Kentucky, was founded in 1996. MFS, through its wholly owned subsidiary, Dealers Financial Services, LLC ("DFS"), provides services to military personnel who make application for auto loans to purchase new and low mileage used vehicles that are funded and serviced under an exclusive agreement with a major third party national bank based in the United States. DFS operates through an established network of arrangements with more than 545 franchised and independent new and used car dealerships, according to underwriting protocols specified by the third party bank lender and servicer.

The purchase price payable by the Company in the Acquisition is approximately $118.0 million, as adjusted to reflect the working capital of MFS and its subsidiaries as of the closing date as provided in the Purchase Agreement. The consummation of the Acquisition is subject to the consent of the Company’s lenders under its senior credit facility, the procurement by Dollar and its subsidiaries of sufficient financing, and the satisfaction of customary closing conditions. The Company expects to complete the Acquisition in early December; however, there is no assurance that the Acquisition will be consummated at that time or thereafter. The Purchase Agreement may be terminated by the Company or the Sellers at any time after December 31, 2009 due to a failure to satisfy any of the closing conditions under the Purchase Agreement prior to such date.

The Purchase Agreement includes customary non-competition and confidentiality obligations. The Purchase Agreement also contains customary representations and warranties, covenants and indemnification provisions.

Neither the Company nor any of its subsidiaries or respective affiliates has any material relationship with the Sellers or any of its affiliates other than in respect of the Purchase Agreement and the other ancillary agreements entered into in connection with the Acquisition.

A copy of the press release announcing the Acquisition is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release dated October 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

October 28, 2009	By:	/s/ Randy Underwood

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated October 28, 2009